Exhibit 99.03

KABEL DEUTSCHLAND GMBH

OFFER TO EXCHANGE

New 10.750% Senior Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 10.750% Senior Notes due 2014

and

New 10.625% Senior Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 10.625% Senior Notes due 2014

The exchange notes will be guaranteed on a senior subordinated basis by
Kabel Deutschland Vertrieb und Service GmbH & Co. KG,
a wholly-owned subsidiary of Kabel Deutschland GmbH.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON , 2006, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

, 2006

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                , 2006 (the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Kabel Deutschland GmbH (the “Company”) to exchange up to €250,000,000 aggregate principal amount of its 10.750% Senior Notes due 2014 and up to $610,000,000 aggregate principal amount of its 10.625% Senior Notes due 2014, respectively, which have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”), for any and all of its outstanding 10.750% Senior Notes due 2014 and 10.625% Senior Notes due 2014 (collectively, the “Outstanding Notes”). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, and are not subject to any covenant regarding registration under the Securities Act. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all of such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse side hereof. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer by the Company with respect to the Outstanding Notes.

This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*                    Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

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Dated

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